UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(AMENDMENT NO. 1)

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 19, 2005

Parametric Technology Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	04-2866152
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

140 Kendrick Street, Needham, MA 02494

(Address of principal executive offices, including zip code)

(781) 370-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

As reported on Parametric Technology Corporation’s (“PTC”) current report on Form 8-K filed on July 21, 2005 (the “Initial Form 8-K”), on July 19, 2005, PTC completed the acquisition of Arbortext, Inc. (“Arbortext”) pursuant to the terms of an Amended and Restated Agreement and Plan of Merger dated as of July 15, 2005 by and among PTC, Arbortext, PTC Maple Corporation and a representative of the stockholders of Arbortext.

As permitted by Item 9.01(a)(4) of Form 8-K, the Initial Form 8-K did not include certain financial statement and pro forma financial information. This Form 8-K/A amends the Initial Form 8-K to include the financial statements of Arbortext and the pro forma financial information required by Items 9.01(a) and 9.01(b) of Form 8-K, respectively.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The audited consolidated financial statements of Arbortext, Inc. as of and for the year ended December 31, 2004 and the unaudited consolidated financial statements of Arbortext, Inc. as of March 31, 2005 and for the three months ended March 31, 2005 and 2004 are attached hereto as Exhibits 99.2 and 99.3, respectively, and incorporated herein by reference.

(b) Pro Forma Financial Information

The unaudited pro forma combined condensed financial information for PTC and Arbortext, Inc. required by Article 11 of Regulation S-X is attached hereto as Exhibit 99.4 and incorporated herein by reference.

(d) Exhibits

*2.1	Amended and Restated Agreement and Plan of Merger dated as of July 15, 2005 by and among Parametric Technology Corporation, Arbortext, Inc., PTC Maple Corporation and a representative of the stockholders of Arbortext, Inc.

23.1	Consent of KPMG LLP.

*99.1	Press Release dated July 20, 2005.

99.2	Audited consolidated financial statements of Arbortext, Inc. as of and for the year ended December 31, 2004.

99.3	Unaudited consolidated financial statements of Arbortext, Inc. as of March 31, 2005 and December 31, 2004 and for the three months ended March 31, 2005 and 2004.

99.4	Unaudited pro forma combined condensed financial information.

*	Previously filed as the same numbered exhibit to the Initial Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Parametric Technology Corporation

Date: October 3, 2005	By:	/s/ Cornelius F. Moses, III
Cornelius F. Moses, III
Executive Vice President and Chief Financial Officer

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